UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Catcher Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10300 SW Greenburg Rd., Suite 520
Portland, OR 97223

(Address of Principal Executive Offices, including zip code)

(503) 946-3334
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Effective April 1, 2008, Catcher Holdings, Inc. (the “Company”) terminated all of its employees and ceased operations due to the insufficiency of working capital. The Company is attempting to raise funds to restart operations; however, there is no certainty that it will be successful in this regard.

Additionally, the Company has not met certain terms of a $1,000,000 note agreement wherein the note holder has a first security interest in certain of the Company’s assets. The note holder has verbally agreed, from time to time, to forgo action it may take; however, there is no assurance that it will continue to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

April 7, 2008	By:	/s/ Gary Haycox
Gary Haycox Chief Executive Officer